                                                                   EXHIBIT 10.13
                             Gateway Confidential

                               [LOGO OF GATEWAY]

                            MASTER SUPPLY AGREEMENT

     THIS MASTER SUPPLY AGREEMENT (the "Agreement") is entered into effective as of September 16, 1999 ("Effective Date"), by and between Gateway, Inc., a Delaware corporation, 610 Gateway Drive, North Sioux City, SD 57049, and its subsidiaries as determined by Gateway, Inc. (collectively, "Gateway"), and Cobalt Networks, Inc., a California corporation, 555 Ellis Street, Mountain View, California 94043 ("Cobalt").

1  Background and Definitions

     1.1 The purpose of this Agreement is to establish the terms and conditions under which Cobalt will provide certain Products (as defined in Attachment A and listed in Paragraph 5 of an Attachment B in the form attached to this Agreement) to Gateway. Such provision shall be as set forth in this Agreement, including the attachments hereto and the Orders (as defined in Attachment A) hereunder. The term "Products" as defined and used in capitalized form herein, does not include any other products of Cobalt. This Agreement does not constitute a purchase order.

     1.2  Definitions.  As used in this Agreement, capitalized terms shall have
          ------------
the meanings set forth in this Agreement or in Attachment A.

     1.3 As determined by Gateway, this Agreement shall apply to Gateway's subsidiaries and other affiliates. If an affiliate of Gateway places an Order under this Agreement, such affiliate, and not Gateway or its other affiliates, shall be responsible for such Order.

     1.4  Relationship with Customers
          ---------------------------

      1.4.1 This Agreement is intended to allow Gateway to provide certain products to Gateway's customers, either based on or consisting of, as determined by Gateway, the Products provided by Cobalt under this Agreement. Cobalt acknowledges that a primary goal of the rights granted to Gateway, and obligations of Cobalt, under this Agreement is for Cobalt's involvement in the development of such Gateway products to be transparent to Gateway's customers, except as may be specifically instructed by Gateway to Cobalt to the contrary in writing. Cobalt acknowledges that the intent of the preceding sentence is that such customers perceive that they are dealing with Gateway only. Without limiting the generality of the foregoing, Cobalt shall not direct any communication to a Gateway customer or include any information in a Product that would enable the customer to identify Cobalt's involvement. Further, Cobalt shall not contact Gateway's customers or otherwise use or disclose any information obtained from Gateway or Gateway's customers concerning such customers for any purpose, and Cobalt shall not market or distribute any products or services of Cobalt or any third party to Gateway's customers. Gateway reserves the right to require Cobalt to disclose to Gateway's customers Cobalt's involvement in the Products and services hereunder.

      1.4.2 Cobalt shall maintain a [***] telephone number dedicated to receiving support calls from Gateway personnel on a [***] basis concerning Gateway products derived from or consisting of the Products. Should a Gateway customer make an inquiry to Cobalt directly, Cobalt shall refer such customer to a Gateway representative as designated by Gateway and explain to Gateway the circumstances under which such customer contacted Cobalt directly.

      1.4.3 Cobalt shall include Gateway contact information as specified by Gateway in each Product and the associated Documentation. Cobalt shall also include contact information for support as designated by Gateway. Cobalt shall perform modifications to the Products as required in writing by Gateway. Unless expressly directed otherwise in writing by Gateway, Cobalt shall not include any Cobalt trade marks, services marks, trade names, logos, branding or other references to Cobalt on or in any Product, Documentation or packaging.

     1.5 Cobalt shall not, directly or indirectly, develop, sell, or otherwise provide the Products covered by this Agreement to or for any competitor of Gateway nor enter into any agreement to do so. For the purposes of this Agreement, the term "competitor of Gateway" means any company or other entity that develops, assembles, manufactures, markets or sells any product or service that competes [***] with the products or services offered by Gateway.

2  Products and Orders

     2.1 Cobalt shall provide to Gateway the Products described in Gateway's Orders. All Orders shall be subject to the terms and conditions of this Agreement and the terms and conditions contained in the Order. The terms of this Agreement shall control any express conflict between the terms of this Agreement and the terms stated in the Order; provided that, the Order shall control specific terms such as the description of the Product, delivery schedule, and quantity. No modification of an Order by Cobalt, nor any terms or conditions contained in any acknowledgement issued by Cobalt shall be binding on Gateway. If Gateway determines that a proposed modification is appropriate, Gateway shall either cancel the modified Order and issue a new Order, or issue a change order. The Products shall conform to the warranties set forth in Article 8.

     2.2 The prices and/or pricing formula for the Products listed on Attachment B shall be applicable to all Orders issued under this Agreement. Mutually agreed to modifications and changes to quantities and delivery schedules will be set forth in the individual Orders for such Products. The parties may add or remove Products under this Agreement or change such pricing terms by mutually executing a written amendment in the form of Attachment B.

     2.3 Cobalt shall manufacture the Products to conform to the Specifications furnished by Gateway. Cobalt shall comply with the Product Quality Guidelines in Attachment C. The parties shall hold business review meetings no less than quarterly to evaluate the overall performance of each of the parties and the status of continuous improvement projects.

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     2.4 For up to 30 days after Gateway commences shipping Products to its customers, Gateway and Cobalt shall negotiate in good faith to enter into a written agreement whereby Cobalt will grant Gateway the option to. Such agreement shall revise the pricing in Attachment B accordingly. Such option shall be exercisable upon the terms and conditions set forth in such agreement.

3  Delivery of Products

     3.1 Cobalt shall deliver the Products to the location specified by Gateway on the delivery dates and in the quantities stated in the applicable Order.
Each Product as delivered shall conform to the warranties set forth in Article 8 and shall include Documentation in accordance with Section 8.1.c. Products shall be available to Gateway on a worldwide basis.

     3.2 Unless otherwise specified in the Order, Products shall be delivered to Gateway [***]; Gateway shall have the right to reject any nonconforming delivery upon receipt by Gateway at the final agreed point of delivery. The costs for transportation and insurance shall be expressly accounted for in the determination of prices to be paid to Cobalt under Attachment B or the Order. If no such provision is made in Attachment B or the Order, Cobalt shall promptly reimburse Gateway for all such costs.

     3.3 Cobalt will [***] at the times specified in Gateway's orders. [***] If Cobalt fails to deliver within [***] days of the specified delivery date, Cobalt will pay for [***] or Gateway may cancel the affected Order without penalty.

     3.4 Gateway shall be entitled, without penalty or other liability, to reschedule or cancel Product order quantities on any existing Order in the following percentages:

           0-30 days      [***] reschedule  [***] cancellation
          31-60 days      [***] reschedule  [***] cancellation
          61-90 days      [***] reschedule  [***] cancellation
          91 days out     [***] reschedule  [***] cancellation

     3.5 Gateway and Cobalt will work together with regard to the rescheduling and cancellation of Products to be delivered to Gateway in order to maintain and achieve the maximum flexibility for Gateway. Without limiting the generality of the preceding sentence, Cobalt agrees to use commercially reasonable efforts to mitigate any Gateway liability for Product cancellations that are higher than the percentages noted above by returning to its suppliers, finding alternative purchasers or otherwise using any applicable materials, parts, or subassemblies, that pertain to any cancelled Orders.

     3.6 Upon Gateway's request, Cobalt shall comply with Gateway's Center for Product Replenishment procedure as communicated in writing by Gateway. Cobalt will, together with Gateway, establish means by which Product can be expedited to designated Gateway destinations.

     3.7 Cobalt and Gateway will monitor transportation pricing and service on a quarterly basis. In the event that Gateway consents to Cobalt's use of any carrier other than a Gateway-designated carrier to be used, Gateway will not be responsible for freight charges in excess of amounts in excess of what Gateway could reasonably expect to pay using Gateway's own designated carriage.

     3.8 Cobalt shall complete the form of International Trade Information supplied by Gateway and furnish it to Gateway not later than 10 business days after the execution of any Order. Cobalt acknowledges and agrees that Gateway requires such information to comply with its legal obligations. Cobalt shall provide Gateway with timely written notice of changes to any of the information provided to Gateway pursuant to this Section 3.8, and shall provide Gateway a revised form to reflect any such changes. Cobalt agrees to indemnify and hold Gateway harmless against any Claims arising from or related to errors or omissions or Cobalt's failure to disclose pertaining to Cobalt-certified import or export data.

4  Invoices and Payment

     4.1 Cobalt shall submit detailed invoices for Products set forth on Gateway's Orders. Such invoices shall include line item detail of any cost of merchandise, cost of freight (other than costs paid by Gateway), and incidental costs when invoicing Gateway. Cobalt shall submit such invoices to Gateway's location indicated on the applicable Order. Such invoices shall reference Gateway's purchase order number and will contain such other information as Gateway may reasonably request.

     4.2 Gateway shall not be obligated to pay any amounts not properly invoiced in accordance with this Agreement. The invoice payment terms for the Orders shall be [***] days from Gateway's receipt of the invoice. If payment is made within [***] from Gateway's receipt of the invoice, Gateway shall be entitled to a [***] on the amount due. Gateway may make such payments by check or by electronic transmittal to Cobalt's designated account.

     4.3 Cobalt represents and warrants that all of the prices, warranties, benefits and other terms set forth hereunder are equivalent to or no less favorable than the terms offered by Cobalt at any time to its other customers and distributors of similar products. [***]

     4.4 Unless otherwise agreed upon by Gateway in writing, Gateway shall only be responsible for paying the costs described on Attachment B based on Gateway's Orders. [***] for any costs associated with compliance with all laws and regulations concerning imports and exports, including but not limited to any license or other fees, taxes, duties, customs, tariffs, and government imposed surcharges. Cobalt shall cooperate with Gateway in order to reduce to a minimum any taxes, duties, and other fees associated with the import or export of Products to Gateway's locations. Gateway shall have the right to [***] Cobalt shall pay any taxes resulting from this Agreement. Upon Cobalt's request, Gateway shall provide Cobalt a resale exemption certificate, if applicable.

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                             Gateway Confidential

     4.5 Cobalt shall keep accurate and complete records concerning this Agreement. Gateway reserves the right to inspect and audit such records. Such inspections and audits shall not occur more than [***] unless Cobalt's performance necessitates additional inspections and audits to ensure compliance with this Agreement. Such audits will be performed by an independent third party at Gateway's expense, except that, if Cobalt is found to not be in material compliance with this Agreement, Cobalt shall reimburse Gateway for all costs associated with the audit. Each audit will be conducted at Cobalt's place of business upon at least [***] prior written notice from Gateway , except that no such notice shall be required if Gateway has reason to believe that Cobalt has breached this Agreement. The results of such audit shall be kept confidential by the auditor, and, if conducted by a third party, only Cobalt's relevant discrepancies with this Agreement shall be reported to Gateway.

5  Term and Termination

     5.1 The term of this Agreement shall commence on the Effective Date and shall continue for five years, unless earlier terminated in accordance with this Agreement. Upon expiration of the initial term, this Agreement shall automatically renew for successive one year periods, unless either party gives written notice of nonrenewal at least 60 days prior to the expiration of the then-current term or unless otherwise terminated in accordance with this Agreement.

     5.2 Either party shall have the right to terminate this Agreement without further notice if a material breach of this Agreement by the other party remains uncured more than 30 days after the breaching party receives written notice of such breach.

     5.3 Either party shall have the right to terminate this Agreement upon written notice if the other party (i) becomes insolvent, (ii) makes any assignment for the benefit of creditors, (iii) enters into any compromise with creditors or a general agreement for referral of payment with its creditor, (iv) makes or suffers to be made any transfer to any person, trustee, receiver, liquidator, or referee for the benefit of creditors, (v) files a voluntary petition in bankruptcy, (vi) suffers an involuntary petition in bankruptcy to be filed against it, (vii) files any petition in any reorganization, arrangement, compromise, readjustment, liquidation, or dissolution or similar relief for itself, or (viii) becomes unable to pay its debts generally as they become due.

     5.4 Upon termination of this Agreement, each party shall promptly return to the other all information, materials, and other properties of the other received in connection with this Agreement; provided that, Gateway shall not be obligated to return any Products received prior to termination. Gateway's license for any Software Product shall survive termination of this Agreement unabridged for the longer of (a) a period sufficient for Gateway to distribute its current inventory of such Software Product and to fulfill outstanding Gateway customer orders, or (b) 180 days, unless such termination resulted from a material breach by Gateway of restrictions under the terms of this Agreement limiting such license. Gateway's license for any other Software and Documentation (meaning Software and Documentation distributed with or as parts of other Products, and not Software Products and associated Documentation) shall survive the termination of this Agreement to the extent necessary for Gateway to distribute such Products in its possession. Gateway's license to all Software and Documentation shall survive termination in an abridged form to the extent necessary for Gateway to support such Software and other Products for itself and its customers. End-user licenses granted pursuant to this Agreement shall not be diminished or abridged by termination of this Agreement.

6  Rights in Information

     6.1  License
          -------

     6.1.1 Cobalt grants to Gateway a non-exclusive, worldwide right and license during the term of this Agreement and any renewals hereof to (a) use, execute, perform, modify, display, promote, market, and reproduce the Software and Documentation; (b) distribute and sub-license the Software and Documentation and Gateway's modifications thereto, to customers of Gateway in connection with other Products covered by this Agreement, or, [***] (c) display and distribute the Software and Documentation for evaluation purposes and to include portions of the Software and Documentation in its promotional materials for Gateway's products; and (d) cause any of the foregoing to be done by contractors retained by Gateway. For Software that is not included as a separate Product on Attachment B or an amendment thereto, Gateway's license shall be limited to using and distributing such Software and associated Documentation in connection with the Product in which it is included under this Agreement.

     6.1.2  Deliverables. Cobalt shall deliver the latest version of the
            ------------
Software and Documentation to Gateway on golden master CD-ROMs/DVD-ROMs, or other media designated by Gateway and suitable for duplication. Cobalt shall furnish the Documentation to Gateway in electronic source form. Cobalt will use reasonable efforts to cooperate with Gateway to ensure that the Software is compatible with Gateway hardware and standard operating systems and environments. In furtherance of this cooperation, Cobalt agrees to add Gateway as one of its beta sites. Cobalt will provide all Enhancements to Gateway at no additional charge within a reasonable time after they are available, but in no event later than [***] before Cobalt makes such Enhancements generally available. Gateway shall have the right to distribute Enhancements to its customers [***] Cobalt shall advise Gateway of any New Release at least 90 days prior to the scheduled release date of such New Release. Cobalt also agrees to provide Gateway, [***] a golden master CD-ROM/DVD-ROM of each New Release at least [***] before Cobalt releases it for general availability. If Cobalt fails to comply with the preceding two sentences, Cobalt shall [***] incurred by Gateway to offer a New Release on the general availability date for such New Release established by Cobalt. Cobalt agrees that Gateway can offer its customers a New Release at any price, if any, Gateway may deem appropriate.

     6.1.3  Source Code Escrow.  Cobalt shall, [***] expense, maintain on
            ------------------
deposit with a nationally recognized bank, trust company or escrow company, machine readable copies of current versions of all Escrow Material. If, on the Effective Date, Cobalt has entered into an escrow agreement regarding the Escrow Materials with a nationally-recognized bank, trust company or escrow company, Cobalt shall provide a copy of such escrow agreement to Gateway upon execution of this Agreement. Gateway shall have the right to be a beneficiary of such escrow agreement. If Cobalt (i) ceases, for any reason, to support any Product,
(ii) ceases to do business, and its business and support of the Product are not continued by another corporation or entity which assumes and performs Cobalt's obligations under this Agreement, or (iii) undertakes or has instituted against it any action described in Section 5.3, then the Escrow Material shall be delivered and released to Gateway. In such event, Cobalt grants Gateway the right to use, execute, modify, and reproduce the Escrow Material or any portion thereof for the purpose of supporting its customers who have acquired the Product from Gateway.

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                             Gateway Confidential

     6.1.4  Disclosure and Reporting Obligations.  Gateway relies upon Cobalt to
            ------------------------------------
advise Gateway of any intellectual property of third parties used by Cobalt in the Products, and any restrictions or licenses required for Gateway to integrate Cobalt Products into Gateway's computer systems or otherwise distribute such Products. All such third party intellectual property, and the applicable restrictions, requirements and obligations related thereto, are set forth in Attachment B. Cobalt has a continuing obligation to notify Gateway immediately of any changes to such information in Attachment B by written notice to Gateway's Authorized Representative.

     6.1.5 No royalties or other fees shall be due to Cobalt except the fees stated in Attachment B. In addition, no fees shall be payable to Cobalt for any Software or Documentation (a) used solely for testing systems; (b) shipped as replacements for copies found to be defective; (c) used for demonstrations to prospective customers; (d) provided to Gateway as sample copies under this Agreement; (e) provided to Gateway as samples for training under this Agreement; or (f) used internally by Gateway.

     6.2  Confidential Information
          ------------------------

     6.2.1 Information disclosed in connection with this Agreement shall be covered by the Confidential Disclosure Agreement dated May 24, 1999 between Gateway and Cobalt. The authorized uses of such information under Paragraph 5 of such Confidential Disclosure Agreement are hereby expanded to include the activities covered by this Agreement. Neither party shall publicly announce or disclose the existence of this Agreement or its terms and conditions or advertise or release any publicity regarding this Agreement without the prior written consent of the other party.

     6.2.2  Privacy.  Cobalt acknowledges the importance Gateway places on
            -------
protecting the privacy of its customers. Accordingly, Cobalt shall use its best efforts to safeguard any individually identifiable data acquired from or about Gateway's customers, including without limitation, names, addresses, or credit information, against unauthorized access or use. In addition, Cobalt shall not, without Gateway's prior written consent, use, sell, license, lease or otherwise transfer such data to any third party, or export such data to any location outside of the country in which Cobalt acquired such data. In the event Gateway agrees to allow Cobalt to use Gateway customer data to send marketing materials to customers, Cobalt shall: (i) allow each customer to access any data Cobalt may have regarding such customer; (ii) allow each customer to correct any incorrect or incomplete data regarding such customer; (iii) comply with any request by a customer to remove such customer's name from the customer lists maintained by Cobalt; and (iv) upon receipt of a request from described in clause (iii), provide no further marketing materials to such customer. Upon the expiration or earlier termination of this Agreement, Cobalt shall return to Gateway all lists and other data regarding Gateway's customers then in Cobalt's possession. Cobalt shall not retain any copies of such data in hard copy or electronic form.

     6.2.3 Cobalt shall not export or re-export any information, materials or products received from Gateway except with Gateway's prior written consent and in compliance with all applicable U.S. export control regulations, specifically including but not limited to the U.S. Export Administration Regulations.

     6.2.4 Upon Cobalt's reasonable request, Gateway shall provide [***] for the sole purpose of [***]. Such information shall be Confidential Information of Gateway and subject to the terms and conditions of this
Section 6.2.

     6.3  Intellectual Property Rights
          ----------------------------

     6.3.1 All modifications and Enhancements made to the Products and Documentation by, on behalf of, or according to Specification provided by Gateway are Confidential Information of Gateway and are the sole property of Gateway. All such modifications and Enhancements shall be deemed "works made for hire" and shall be owned exclusively by Gateway by operation of law. To the extent any such modification or Enhancement may not, by operation of law, be deemed a "work made for hire," Cobalt hereby assigns to Gateway all right, title, and interest in and to such modification or Enhancement, including all copyrights and other intellectual property rights inherent therein or related thereto. No rights or license are granted to Cobalt for such proprietary modifications and Enhancements. The foregoing shall not restrict Cobalt's use or distribution of Cobalt's intellectual property existing prior to this Agreement, but shall restrict Cobalt's use and distribution of the results of such modification or Enhancement of such pre-existing intellectual property.

     6.3.2  Trademarks. Cobalt grants to Gateway a worldwide, royalty-free right
            ----------
and license to use in the production, marketing and distribution of the Products, all program names, trade names, and trademarks, including those of Cobalt and third parties, used in connection with the Products. To the extent that the Specification for a Product provides for the inclusion by Cobalt of Gateway Marks in such Product or associated materials, Gateway grants to Cobalt the right to use such Marks strictly in accordance with such Specification and in accordance with any usage guidelines and policies furnished by Gateway for such Marks. The parties agree that the Specification shall expressly address the use of Gateway Marks if the intent is for the Product to include Gateway Marks. Consistent with Section 1.4, such intent is assumed unless otherwise expressly provided to the contrary in the Specification. If such contrary provision is not made in the Specification, Cobalt shall comply with any directions further provided by Gateway concerning the use of Gateway Marks in connection with the Products, and the failure to do so shall be considered a material breach of this Agreement. Cobalt shall not use any Gateway Mark for any other purpose and shall not affix any Gateway Mark to any product other than the Products sold to Gateway hereunder. Cobalt agrees that it will not assert any right, title or interest in any Gateway Mark, nor shall it use any Marks that are confusingly similar to any Gateway Mark.

7  Support, Maintenance and Training

     7.1 Cobalt shall provide all maintenance and industry-standard support for the Products, including modifications and Enhancements made for Gateway. Cobalt will not accept requests for support from Gateway's customers or dealers concerning the Products. Cobalt shall direct such customers to Gateway in accordance with Section 1.4.4. Gateway shall not be obligated to provide Cobalt with customer names or identifications.

     7.2 Cobalt shall respond to calls by Gateway's representatives concerning all problems encountered by Gateway, its customers, or resellers. Cobalt shall establish an information technology infrastructure for the purposes of sharing response

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                             Gateway Confidential

information in a timely and efficient manner. Cobalt shall use its best efforts in responding to any questions or complaints from, or problems and other issues encountered by, Gateway, its customers, or resellers.

     7.3 Cobalt's support obligations hereunder shall include but not be limited to providing Gateway and, through Gateway, Gateway's customers with:

     a All Corrections, as soon as the Corrections are available and in accordance with the "time is of the essence" parameters set forth in Section 7.3.b, but in no event later than the general availability of such Corrections. Cobalt agrees that the licenses granted to Gateway in Section 6.1 include the right to distribute Corrections by any means Gateway may deem appropriate, including without limitation, distribution over the Internet, from a Bulletin Board Service, or other electronic means, provided that such distribution shall be limited to customers who have previously acquired the Product from Gateway.

     b Assistance in isolating all Errors in any Product, and promptly provide Corrections to Gateway in accordance with the "time is of the essence" parameters set forth below:

     i For Errors that result in an emergency condition that causes a critical impact to the user's schedule or makes performance or continued performance of any feature or function in the Product impossible or unpractical (a "Priority Level 1 Error"), Cobalt shall use commercial best efforts to provide Corrections [***] hours of the earlier of Cobalt discovering the Error or being informed of the Error.

     ii For Errors that significantly affect the user's schedule or which make the performance or continued performance of any feature or function of the Product difficult and cannot be circumvented or avoided on a temporary basis by the user (a "Priority Level 2 Error"), Cobalt shall use commercial best efforts to provide Corrections [***] hours of the earlier of Cobalt discovering the Error or being informed of the Error.

     iii For Errors that allow performance of the Product to continue without difficulty or loss of data by easy circumvention or avoidance by the user (a "Priority Level 3 Error"), Cobalt shall use commercially reasonable efforts to provide Corrections within [***] of the earlier of Cobalt discovering the Error or being informed of the Error.

     iv For Errors that can be easily avoided or circumvented by the user (a "Priority Level 4 Error"), Cobalt shall use commercially reasonable efforts to provide Corrections [***] days of the earlier of Cobalt discovering the Error or being informed of the Error.

     c All information and materials reasonably requested by Gateway's technical support representatives for the purposes of supporting the Products and addressing operational issues for Gateway and its customers. Cobalt shall comply with all procedures and mechanisms reasonably established and communicated by Gateway for the purposes of facilitating such support.

     7.4  Training.  Cobalt shall provide, at [***] expense, up to [***] class
          --------
hours of training at a Gateway-designated facility during Gateway's regular business hours on each Product for Gateway's sales and technical support personnel. Cobalt grants Gateway permission to videotape any and all training sessions for use at its facilities worldwide and to use and distribute such videotapes in further training of Gateway personnel. Thereafter, Cobalt agrees to provide reasonable training for New Releases.

8  Warranties, Returns and Epidemic Failures

     8.1  Cobalt represents, warrants and covenants as follows:

     a The Products will perform in accordance with all Gateway-approved Specifications and Documentation.

     b The Products, all components of the Products, and the media upon which any Software or Documentation is furnished, will (a) be new, (b) be free from Defects in manufacture, materials and design, and (c) function properly under ordinary use.

     c The Documentation for each Product shall (i) be accurate and complete with respect to the Products covered; (ii) describe in reasonable detail the procedures associated with the covered Product; and (iii) enable users of ordinary skill to make full use of such Product.

     d Each Product (i) is designed to, and shall, operate without error or loss of function prior to, during, and after the calendar year 2000 A.D.; (ii) shall correctly perform all operations (including, but not limited to calculating, comparing, sorting and sequencing) on, and produce correct and accurate results from, and consisting of, date data, regardless of (A) the current century, (B) the century reflected or referenced in such date data, and
(C) the source of such date data; (iii) shall process, calculate, compare, sort and sequence all dates in a format allowing entry or processing of dates with a four digit year, where the first two digits designate the century and the second two digits designate the year within the century; (iv) shall correctly recognize, process and calculate dates for "leap" years without failure; and (v) shall correctly infer the century value upon encountering date data which does not specify the century.

     e Cobalt has tested the Products, Documentation and any media furnished by Cobalt to confirm the absence of any computer viruses and any methods for disrupting the normal operation of, or gaining access to, the Products or other computing resources. Such Products, Documentation and media are free of any such viruses, methods and other harmful code.

     f  The Products do not pose a threat to the safety of any person.
Gateway shall have the right to communicate any information to any third party if Gateway deems such communication necessary to prevent injury or damage associated with any safety hazard which Gateway reasonably believes to be present in or related to any Product. Cobalt shall immediately correct any safety hazard in any Product and take all necessary measures to prevent injury to any person or property by any such safety hazard. Cobalt shall be solely responsible for all expenses associated with the correction of such a safety hazard.

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                             Gateway Confidential

  g To the best of Cobalt's knowledge, based on its qualitative determination, the Product or parts it provides to Gateway under this Agreement do not contain
asbestos or PCBs, nor were they manufactured with CFCs.   Cobalt covenants that
it shall not introduce into the Product or any replacements any materials that contain asbestos or PCBs, nor shall it manufacture any Product with CFCs.
Cobalt shall use its best efforts to ensure that the suppliers of any parts used by Cobalt to produce the Products do not use asbestos, PCBs or CFCs.

  h Cobalt shall use its best efforts to use reusable and recyclable packaging for all Products whenever possible.

  8.2 In the event of a breach of any of the warranties under Section 8.1, Cobalt shall, at Gateway's option, either: (1) provide a Correction without loss of functionality or performance at no expense to Gateway; (2) provide a replacement without loss of functionality or performance at no expense to Gateway; or (3) refund or credit Gateway for all amounts paid by Gateway hereunder for the Product.

  8.3  Warranty Returns and Epidemic Failures. For purposes of this Agreement,
       --------------------------------------
"Warranty Returns" shall be defined as Products that have been delivered to Gateway or by Gateway to its customers and rejected due to Defect(s). An "Epidemic Failure" occurs when the same Defect or failure occurs repeatedly in a Product, as more fully described in Attachment D. Warranty Returns and Epidemic Failures shall be handled in accordance with Attachment D.

  8.4 Cobalt will comply with guidelines for total cost adjustments based on Defects, Errors, Epidemic Failures, and DPPM as contemplated by Attachment B and other warranty issues, as reasonably determined by Gateway under the circumstances and communicated in writing to Cobalt.

  8.5  Noninfringement. Cobalt further represents, warrants and covenants as
       ---------------
follows. Cobalt possesses all requisite rights and authority to enter into this Agreement and fulfill its obligations hereunder. Cobalt has not entered and shall not enter into any agreement which would conflict with Cobalt's obligations hereunder or otherwise have the effect of limiting Cobalt's ability to fulfill its obligations under this Agreement. Title to all Products purchased by Gateway, no matter where delivered, shall be free and clear of all liens, encumbrances, security interests, or other adverse interests or claims. Cobalt is the lawful owner of the Products and has the authority to grant the rights set forth in this Agreement. Neither the Products nor Gateway's exercise of rights with respect thereto shall infringe any patent, copyright, trade secret, trademark, or other intellectual property rights of any third party.

  8.6 Cobalt acknowledges that the Products may be used in connection with other Products or systems or as components of a system which includes other components. Such use shall not constitute an unauthorized alteration or change of the Product.

  8.7  Cobalt further represents, warrants and covenants as follows:

  a All services, including but not limited to any professional services, maintenance or support, provided under this Agreement will be performed in a timely, professional and workmanlike manner and will be in accordance with industry standards.

  b Cobalt has not, and covenants that it will not, offer or give any payments, gifts, gratuities, or anything of value to any Gateway employee or representative, except for ordinary and reasonable business courtesies in appropriate circumstances. A "business courtesy" is something that is unsolicited, modest in value (generally not more than $50 in the U.S. in the case of gifts), and does not influence or appear to influence the business decision of the recipient. If Cobalt breaches this Section 8.7.b, Gateway shall have the right to recover from Cobalt the greater of (A) liquidated damages in an amount equal to the amount of the payment or gift, or (B) any losses incurred by Gateway as a result of such payment or gift. Gateway shall also have the right to recover any expenses, costs and fees incurred in enforcing this Section 8.7.b. Any finding by a court of competent jurisdiction that such liquidated damages are invalid, illegal or unenforceable shall not affect Gateway's right to pursue all other remedies available at law or in equity.

  8.8 Gateway shall have no obligation to pay for Products which are not accepted or which are reasonably determined by Gateway to be in breach of this Agreement. Cobalt will pay all costs associated with the return of any Products. Gateway shall have the right [***]. Cobalt shall reimburse Gateway for any costs incurred in handling warranty/quality issues. Remedies set forth in this Article 8 for breach of warranty shall not limit any other remedies available at law or in equity.

  8.9 NEITHER PARTY MAKES ANY WARRANTIES OTHER THAN THE WARRANTIES SET FORTH IN THIS AGREEMENT.

9 Service Parts. Cobalt agrees to provide Gateway [***] days' written notice prior to the discontinuance of any Product purchased by Gateway pursuant to this Agreement. Upon notification by Cobalt, Cobalt shall allow Gateway to make a final purchase of such discontinued Product at prices agreed to between the parties. Cobalt acknowledges and agrees that Gateway's final purchase of such Product may be in a quantity significantly higher than those reflected in any prior Orders or forecasts from Gateway regarding such Product, and Cobalt shall use commercially reasonable efforts to deliver the quantity specified in Gateway's final Order. During the term of this Agreement, and for 12 months after the termination of this Agreement, Cobalt shall make available to Gateway
(a) services and parts (including, if no longer available, a functionally equivalent part of no lesser quality than the original part) at a mutually agreed upon price; and (b) custom plastics, custom packing material, and other custom components for use by Gateway in providing on-going Product support.

10  Product Recall

  10.1 In the event that any of the Products are found by Cobalt, Gateway, or any governmental agency or court having jurisdiction over such Product, to contain a safety hazard or other Defect or condition that requires or would make advisable a rework or recall of such Product, such party shall promptly communicate all relevant facts to the other party. Cobalt shall promptly undertake all corrective actions, including those required to meet all obligations imposed by laws, regulations, or orders, and shall file all necessary papers, corrective action programs, and other related documents required under applicable law or regulation; provided that

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             Gateway Confidential

Gateway shall reasonably cooperate with and assist Cobalt in any such filing and correction action, at Cobalt's expense; and, provided further, that nothing in this Section 10.1 shall preclude Gateway from taking such action as may be required of it under any applicable law or regulation or business purpose. Cobalt shall perform and provide all necessary repairs, modifications, or replacement to the Product at its sole expense.

  10.2 The parties recognize that it is possible that other Cobalt-manufactured products might contain the same safety hazard, Defect or other condition described in Section 10.1. Gateway and Cobalt agree that any recall involving any Product purchased by Gateway shall be treated separately and distinctly from similar results of Cobalt's brand products; provided that such separate and distinct treatment is lawful and that Cobalt shall in no event fail to provide at least the same protection to Gateway with regard to such Product as Cobalt provides to its other customers in connection with a recall of such Product or other Cobalt products. Each party shall consult the other prior to making any statements to the public or a governmental agency concerning issues relating to any product recall of a Product, except where such consultation would prevent timely notification required to be given under any such law or regulation.

11  Indemnities

  11.1 Cobalt agrees to indemnify, protect, defend, and hold harmless Gateway and its directors, officers, employees, distributors, dealers, affiliates, insurers, and customers ("Indemnified Parties") during the term of this Agreement and any time thereafter against any Claim (a) arising out of or relating to the death of or injury to any person or any damage to tangible property caused by Cobalt or its employees or other representatives; (b) alleging or asserting, in whole or in part, facts that, if true would constitute a breach of any of the warranties made by Cobalt under this Agreement; or (c) alleging or asserting, in whole or in part, negligence or other fault on the part of Cobalt in the design, testing, development, manufacture, marketing, or selling of a Product or undertaking any other actions with respect to a Product or parts thereof, or (d) involving product liability, strict product liability, or any variation thereof.

  11.2 Without limiting the foregoing, Cobalt shall vigorously pursue the defense or settlement of any such Claim, and Cobalt shall be solely responsible for, and shall pay, any and all damages, losses, costs, settlements, judgements, and expenses (including, but not limited to, court costs and reasonable attorneys' fees) arising out of or related to any such Claim.

  11.3 If Gateway is enjoined from using any Product, Cobalt shall, at its own expense, use its best efforts to procure the right for Gateway to exercise all rights granted under this Agreement. If such efforts are not successful, upon Gateway's request, Cobalt shall promptly either (a) replace the infringing Products with non-infringing products that have substantially the same quality, performance, and functionality; (b) modify any infringing Product so it becomes non-infringing without loss of performance or functionality; or (c) refund to Gateway the amounts paid for such Products.

  11.4 Gateway shall indemnify, protect, defend, and hold harmless Cobalt and its directors, officers, employees, affiliates and insurers from and against any liability, claim, demands or cost or expense that is the result of design or other special requirements specified in writing by a duly authorized representative of Gateway and actually incorporated into a Product in the exact manner specified by Gateway. The foregoing does not apply to any features, functions or components already included in the Product or the Product as a whole.

12  Insurance

  12.1 Cobalt shall secure and maintain at its own expense, and shall require the same of its agents and approved subcontractors, the following insurance with companies satisfactory and acceptable to Gateway and shall furnish to Gateway certificates evidencing such insurance prior to commencing work under this Agreement and thereafter as required by Gateway. Said certificates shall contain a provision whereby the policy and/or policies shall not be canceled or altered without at least 30 days prior written notice to Gateway. With the exception of Workers' Compensation, every contract of insurance obtained by Cobalt hereunder shall name Gateway as an additional insured. Cobalt shall maintain the following minimum insurance coverages continuously for the term of this Agreement and for three (3) years thereafter:

          a Workers' Compensation and Employer's Liability Insurance covering Company Employees which shall fully comply with the statutory requirements of all state laws as well as federal laws which may be applicable.

          b Employee Dishonesty/Blanket Insurance with a combined single and aggregate limit of two million dollars ($2,000,000).

          c Comprehensive General Liability Insurance with a general aggregate of five million dollars ($5,000,000).

          d Errors and Omissions Insurance with a minimum combined single and aggregate limit of two million dollars ($2,000,000).

          e Product Liability Insurance with a combined single and aggregate limit of five million dollars ($5,000,000).

          f Umbrella Liability Insurance coverage with a minimum combined single and aggregate limit of ten million dollars ($10,000,000).

  12.2 Cobalt hereby represents and warrants that it has the above coverages in effect as of the Effective Date. Cobalt represents and warrants, and the officer executing this Agreement on behalf of Cobalt hereby certifies, that the above stated amounts are the maximum limits currently in effect under each such policy, and that such limits apply in general and not just for the purposes of Gateway as an additional insured. In the event Cobalt is unable to maintain any of the above minimum insurance coverages, Cobalt shall obtain an irrevocable confirmed Letter of Credit in such amount in Gateway's favor.

13  Limitations of Liability.

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

  13.1 NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES. COBALT SHALL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, EXCEPT WHERE A MATERIAL BREACH OF COBALT'S OBLIGATIONS TO DELIVER PRODUCTS IN ACCORDANCE WITH ARTICLE 2 OF THIS AGREEMENT, OR A MATERIAL BREACH BY COBALT OF THE RESTRICTIONS UNDER THIS AGREEMENT ON USE OR DISCLOSURE OF GATEWAY'S CONFIDENTIAL INFORMATION, OR COBALT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT CAUSED SUCH DAMAGES. GATEWAY SHALL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, AND GATEWAY'S LIABILITY SHALL NOT EXCEED THE AMOUNTS DUE UNDER ARTICLE 4, EXCEPT WHERE A MATERIAL BREACH BY GATEWAY OF THE RESTRICTIONS UNDER THIS AGREEMENT ON USE OR DISCLOSURE OF COBALT'S CONFIDENTIAL INFORMATION CAUSED SUCH DAMAGES. THE FOREGOING LIMITATIONS SHALL NOT APPLY WHERE SUCH DAMAGES ARE AWARDED TO A THIRD PARTY AND SUCH THIRD PARTY'S CLAIM IS COVERED BY AN OBLIGATION OF INDEMNITY UNDER THIS AGREEMENT.

  13.2  Force Majeure.  In the event that either party is prevented from
        -------------
performing or is unable to perform any of its obligations under this Agreement due to any Act of God, fire, casualty, flood, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, or any other cause beyond the reasonable control of the party invoking this Section 13.2, such party's performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences; provided, that such party shall use its best efforts to mitigate the effects of such occurrences, and such party shall give prompt written notice to the other party thereof. However, if such inability to perform continues for 30 days, the other party may terminate this Agreement without penalty and without further notice.

14 Dispute Resolution. All disputes under this Agreement shall be resolved in accordance with Attachment F.

15 Notices. Notices and other communications under this Agreement shall be in writing and sent by certified mail, return receipt requested, addressed to the other party at its address first set forth above, provided that either party may change its address by written notice thereof. Notices to Gateway shall be directed to the attention of Vice President of Supply Management and copied via facsimile to [***]. Notices to Gateway shall also be copied to Gateway Law Department to the attention of General Counsel. Notices to Cobalt shall be directed to the attention of General Counsel or CFO and copied via facsimile to [***].

16  Assignments and Subcontracting

  16.1 Neither party shall have the right to assign this Agreement or any rights hereunder without the prior written approval of the other party; provided that, Gateway shall have the right to assign this Agreement in connection with a merger, reorganization or sale of substantially all of the assets of Gateway.

  16.2 Cobalt shall not engage any subcontractor for the purposes of performing any of Cobalt's obligations under this Agreement without Gateway's prior written approval of the subcontractor and the agreement between Cobalt and such subcontractor.

17 Protective Covenants. Cobalt acknowledges that the Products and services provided under this Agreement are critical to Gateway's business and relationships with its customers. Cobalt agrees that it shall not enter into any transaction or business association, or engage in any activity, that could adversely affect Cobalt's ability to fulfill its obligations under this Agreement. Cobalt shall notify Gateway in writing at least [***] prior to any proposed (a) merger, consolidation or sale of substantially all of Cobalt's assets, or (b) material change in the scope of Cobalt's business or the methods and procedures used to conduct its business. In such event, Gateway shall have the right to terminate this Agreement in accordance with Section 5.3. Cobalt shall furnish all information requested by Gateway concerning Cobalt's financial condition and performance under this Agreement. Cobalt shall notify Gateway in advance of any financial problems and any other issues or developments that could adversely affect Cobalt's ability to fulfill its obligations under this Agreement. Cobalt shall make representatives of its senior management available promptly at Gateway's request to discuss any issues contemplated by this Section 17.

18  Interpretation

  18.1 All rights and remedies, whether conferred hereunder, or by any other instrument or law will be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any term will not be deemed a waiver of future enforcement of that or any other term.

  18.2 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any modification or addition to this Agreement proposed by a party shall have no effect unless the other party specifically acknowledges such modification or addition in writing. Notwithstanding the foregoing, Cobalt acknowledges that Gateway is a commercial contractor doing business with the U.S. Government. Cobalt shall comply with the following clauses of the Federal Acquisition Regulations ("FAR") (48 C.F.R. Chapter 1): (a) 52.222-26 Equal Opportunity; (b) 52.222-36 Affirmative Action for Handicapped Workers; and (c) 52.222-35 Affirmative Action for Special Disabled and Vietnam ERA Veterans. Gateway reserves the right to flow down additional FAR clauses as necessary to support Gateway's obligations to the U.S. Government, and to such extent, such clauses shall be incorporated herein by reference and binding on Cobalt. Without limiting the foregoing, Cobalt acknowledges that commercial catalogue pricing or market pricing analysis may be required.

  18.3  Governing Law. This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the State of [***] without resort to conflict of law principles. The United Nations Convention on the International Sale of Goods shall not govern or otherwise apply to the transactions contemplated under this Agreement.

  18.4 Neither party is constituted an agent, partner, franchisee, employee or servant of the other for any purpose. Each party shall conduct its business in its own name and shall be solely responsible for its acts, conduct and expenses and the acts, conduct and expenses of its employees and agents. Neither party shall have the authority to bind, represent or commit the other party. Nothing in this Agreement shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose.

  18.5 The provisions of this Agreement are severable. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the validity of the remaining provisions.


[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

  18.6 The headings provided in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

  18.7 This Agreement is in the English language only, which shall be controlling in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either party hereto. All business transactions, documentation and communications whether oral or written concerning this Agreement will be done in the English language.

  18.8 The parties' respective rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration or termination of this Agreement.


To signify their mutual intent to be legally bound by this Agreement, Gateway and Cobalt have caused their authorized representatives to execute this Agreement as of the Effective Date.


GATEWAY, INC.                          COBALT NETWORKS, INC.

By: /s/ Eric B. Howell                 By: /s/ Gary Martell
   -------------------------              -------------------------

Name:     Eric B. Howell               Name:   Gary Martell
     -----------------------                 ----------------------

Title: V.P. & Group Counsel            Title: C.O.O.
      ----------------------                 ----------------------

                             Gateway Confidential


                                  ATTACHMENT A
                                  Definitions


Each of the following terms shall have the meanings described:

1 "Claims" means assertions, claims, suits, actions or proceedings, and any damages, liabilities, fines, penalties or other expenses related thereto.

2 "Confidential Information", as used in this Agreement shall mean components, types of systems, new product development, technical information, data, formulas, patterns, compilations, programs, devices, methods, techniques, marketing plans, business procedures, customer and supplier lists, agreements with any suppliers, financial data, projections, supplements, techniques, or know-how, processes or other proprietary or confidential or intellectual property information which is received from the other under this Agreement, which is transmitted from the other party in written form and which, if disclosed to the general public, would cause harm to the transmitting party.

3 "Correction" means any bug fix, patch, workaround or other revision to the Product or Documentation, other than an Enhancement, that fixes an Error.

4 "Defect" means a deficiency, imperfection or insufficiency in the Product such that it is not fit for ordinary purposes for which it was purchased, sold or used.

5 "Documentation" means all (1) instruction or user manuals for a Product, including but not limited to technical specifications, user manuals, data sheets, facsimile materials, training materials, brochures, and catalogs; and
(2) packaging copy and artwork for the Product.

6 "Epidemic Failures" means Product failures or Defects which exceed the Defective Parts Per Million (DPPM) threshold established in Attachment B.

7 "Enhancement" means any improvement, addition, enhancement, or other modification to the Software or Documentation, other than a Correction, that improves function, adds one or more new features or functions, or otherwise improves performance, including all translated national language versions of the Software or Documentation that are not available as of the Effective Date.

8 "Error" means any (a) mistake, problem, compatibility or other error that causes an incorrect functioning or non-functioning of the Product, or otherwise causes the Product to fail to perform as warranted; or (b) incorrect or incomplete statement or diagram in Documentation.

9 "Escrow Material" means the source code, macros, specialized routines, procedures and documentation, and any improvements, revisions, upgrades, enhancements, and updates thereto, that are sufficient to allow for the complete restoration and utilization of the machine executable code of the latest version of the Software.

10 "Mark" shall mean any product name, trade name, logo, or other trademark of Gateway or Cobalt.

11 "New Release" means any Upgrade, Updated Release or Version Release, as those terms are defined below.

12 "Orders" means those purchase orders that Gateway provides to Cobalt under this Agreement.

13    "Products" means the Software and equipment which shall be provided by
Cobalt to Gateway under this Agreement as Ordered by Gateway. The Products covered by this Agreement are set forth in Attachment B. Such Products include all components contained therein and associated Documentation. Without limiting the foregoing, equipment Products include any Software required to operate such equipment.

14 "Software" means the source code and object code, all Documentation, all national language versions of the foregoing, and any Enhancement, Correction, or New Release. The Software includes Software Products and programs that are included in other Products.

15  "Software Product" means any Software that is expressly listed on Attachment
B.

16 "Specifications" means the specifications furnished by Gateway or provided by Cobalt with respect to the Products.

17 "Unit" means CDs, registration card, manuals and license agreement, shrink-wrapped together.

18 "Updated Release" means a release of Product which is designated by Cobalt in its sole discretion as a change in the digit(s) to the right of the tenths digit in the Product version number, and which may contain one or more Enhancements or Corrections.

19 "Upgrade" means a release of the Product which is designated by Cobalt, in its sole discretion, as a change in the digit(s) to the left of the decimal point in the Product version number and a replacement copy of the Product provided to an existing end user of the Product. An Upgrade may contain one or more Enhancements or Corrections. The packaging for an Upgrade shall indicate that it is intended as an "upgrade" only (or similar wording) and not for use by a new customer. Copies of the Product that are not strictly in conformance herewith shall not be considered Upgrades

20 "Version Release" means a release of Product which is designated by Cobalt in its sole discretion as a change in the tenths digit in the Product version number, and which may contain one or more Enhancements or Corrections.

                             Gateway Confidential

                                  ATTACHMENT B
                                    Products


1 All prices shall be in U.S. Dollars. The prices include all fees for licenses.

2  Cobalt shall provide to Gateway a twelve-month Product cost forecast.

3 The parties may mutually agree to amend this Attachment B by a written amendment mutually executed by the parties' Authorized Representatives set forth below, referencing this Agreement and this Attachment B. No alterations of the terms of the Agreement shall be effective unless executed by a duly authorized representative of Gateway's Law Department. Changes to the Authorized Representatives designated will be effected by formal Amendment to this Attachment B.

4  AUTHORIZED REPRESENTATIVES:

                            Gateway                            Cobalt
                            -------                            ------

                          Business Mgr. or Sr. Business Mgr.
     Phone:               605.232.XXXX
     FAX:
     Email:
     Address:             610 Gateway Drive, M/S:
     City, State ZIP      North Sioux City, SD, USA  57049


5  Products covered:

     Cobalt P/N     Gateway P/N    Item Description      DPPM GOAL
     ----------     -----------    ----------------      ---------
                                                           [***]


6  GW P/N Unit Pricing:



                         Unit Pricing by Quarter      Insurance $ per Unit
                         -----------------------      --------------------

     Q1 - 1999                  [***]                        [***]
     Q2 - 1999                  [***]                        [***]
     Q3 - 1999                  [***]                        [***]
     Q4 - 1999                  [***]                        [***]

     Unit Freight Costs:

   Destination [***]     Shipment Size units [***]    Shipment Size units [***]


7  Third Party Intellectual Property (for purposes of Section 6.1.5):


     Item    Owner      Restrictions
     ----    -----      ------------


8  Specifications. The complete baseline Specifications, drawings and technical
   --------------
release information for all Products acquired under this Agreement are set forth below. The format for the presentation of the Specifications and technical release data for Products shall substantially conform to FCC requirements. CD ROM or other appropriate media may be used in lieu of a hard-copy Specification and technical data, provided that such media is properly described in this Attachment B or an amendment hereto in accordance with the provisions of this Attachment B and such media is furnished to Gateway.

              [***]

GATEWAY, INC.                          COBALT NETWORKS, INC.

By:                                    By:
   -------------------------              -------------------------

Name:                                  Name:
     -----------------------                 ----------------------

Title:                                 Title:
      ----------------------                 ----------------------

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             Gateway Confidential

                                  ATTACHMENT C
                           Product Quality Guidelines


1 Gateway has established the Supplier Quality Engineering (SQE) Program. The function of the SQE Program is to ensure that Gateway's suppliers meet all performance requirements. If quality issues arise, [***]. Cobalt shall support and respond within the time frame requested, based on the critical nature of the issue. Cobalt shall comply with the established process quality and performance goals reasonably established by Gateway for a continuous quality improvement program. Performance goals will be established between Cobalt and Gateway SQE for each commodity type based on [***].

2 Cobalt shall perform [***] on all Products. [***] shall be completed and results submitted to Gateway's supplier engineer responsible for the Product. [***] are to be reported with respect to the original Gateway-approved design Specification.

3 Upon [***], Cobalt [***] shall submit a capability analysis which reflects [***]. The capability analysis shall be based on [***].

4 Product reliability must be confirmed by [***], which consists of [***] testing. For purposes of this Agreement "[***]" means a combination of [***] in high and low conditions. [***] shall be performed at [***] beyond the mutually agreed upon design specification limitations set by Gateway's Global Product Organization (GPO) and Cobalt.

5 The [***] shall specify the [***] of each Product. Cobalt shall provide a calculated [***] amount and demonstrate the [***] for each Product by [***].

6 Cobalt shall perform a [***] test using standards reasonably established by [***] for testing, unless Cobalt's test procedure is more rigid than Gateway's test procedure. Testing shall include all [***] of the Product [***].

7 Supplier Engineering Change Requests (SECR) will be completed pursuant to the guidelines provided to Cobalt and will be routed to the appropriate SECR coordinator in North Sioux City, South Dakota, or other designated location. Gateway's SECR coordinator will ensure that all SECR's are managed from submission to notice of approval.

8 [***] approval is the responsibility of Cobalt, and Cobalt shall ensure that all newly designed or changed Products meet [***] in conjunction with [***] standards as contained in the [***] for the Product and with standards for other countries as may be required by Gateway. Cobalt shall ensure that all engineering changes that affect the original test grant are tested and that grant status is maintained. Cobalt represents and warrants that Cobalt has obtained the necessary regulatory approvals for the Product as set forth in the specifications. Cobalt must provide approved certification information to Gateway as received from the regulatory agencies.

9 Product purchased pursuant to this Agreement, as well as any Product that is combined with other technology, shall meet all established industry operating standards for that commodity and technology.

10 Gateway requires its suppliers to complete the SQE program successfully in order to [***]. Cobalt shall follow Gateway's reasonable instructions and otherwise work with Gateway to achieve [***] as a [***]. Cobalt acknowledges and agrees that the criteria for [***] have been [***].

11 Incoming [***] testing will be based on technology and testing requirements reasonably determined by Gateway. Cobalt shall provide a reasonable number of samples as requested by Gateway.

12 Cobalt will provide dedicated engineering and technical resources including, but not limited to, [***] support and [***] for all Product purchased by Gateway pursuant to this Agreement.

13 None of the foregoing shall limit any warranties or affect the quality level of Product ordered by Gateway.

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             Gateway Confidential

                                  ATTACHMENT D
                     Warranty Returns and Epidemic Failures


1  Warranty Returns
   ----------------

     a All Warranty Returns will require a Return Material Authorization (RMA) number, which Cobalt will issue within two business days upon receipt of a written notice from Gateway identifying the Defective Products and the quantity thereof. If Gateway does not receive the RMA number within [***] business days, Gateway will issue an RMA number that will be honored by Cobalt.

     b Cobalt will pay freight one way associated with the return of Defective Product to Cobalt. Notwithstanding anything to the contrary herein, in the event a Defective Product has been discovered and additional Products with the same Defect are already in transit, Gateway reserves the right to return all such Products prior to customs clearance at Cobalt's expense and to cancel any outstanding purchase orders for the affected Products.

     c All Warranty Returns shall be returned to Cobalt within [***] days of issuance of the RMA notice. All Warranty Returns shall be for credit, unless Gateway notifies Cobalt in writing that Gateway will debit such Warranty Returns against outstanding invoices payable to Cobalt.

     d Cobalt will acknowledge receipt of returned Product and the quantities received within [***] business days of receipt of the returned Product from Gateway. If Cobalt fails to give written acknowledgment of receipt and quantities received within the time stated, Cobalt shall be deemed to have received from Gateway the Products and quantities listed on the vendor return form.

     e    Cobalt shall support Gateway product return addresses for each Gateway region: Americas, Asia Pacific (APAC) and Europe / Middle East / Asia (EMEA).

     f   Cobalt accepts financial responsibility for all warranty related support costs incurred by Gateway associated with the handling of quality Defects incurred within the warranty period, when such Defects exceed the DPPM established in Attachment B. Seller agrees to reimburse Gateway upon receipt of an invoice or debit memo. If a debit memo is issued in lieu of an invoice, seller agrees that such monies may be deducted from any outstanding invoices yet to be paid. Gateway expects vendors to consistently improve their Product quality. While zero Defects may not be attainable, the Defective Parts Per Million (DPPM) goal for commodities covered by this Agreement (see Attachment B) will be reduced over time to constantly improve quality.

2  Epidemic Failures
   -----------------

     a Isolated incidences of Product Defect or failure are to be dealt with in accordance with the standard Warranty Return procedures set forth in Paragraph 1 of this Attachment D. However, Epidemic Failures shall be handled in accordance with this Paragraph 2. For the purposes of this Agreement, an "Epidemic Failure" shall be defined as a single failure type, if the failure occurs in [***] percent of any Product shipped or Total Installed Base (total of Cobalt Product(s) installed in our systems) under this Agreement to Gateway during any [***] period. As an integrator and original equipment manufacturer of Personal Computer systems, Gateway employs a "just-in-time" manufacturing methodology and does not have a wealth of supplier components in reserve. Gateway's manufacturing approach is reiterated here to emphasize that an Epidemic Failure in a component can be catastrophic and paralyze our production. Time is of the essence concerning Epidemic Failures and Gateway will strictly enforce the following procedures.

     b Cobalt accepts full responsibility for Product Defects. Cobalt shall respond to formal written corrective action request (CAR). There are three (3) types of CARs: "Critical" (an identified safety Defect, non-shippable, causes line shutdown, [***] of field failure, cannot be sorted); "Major" (not identified as a safety hazard, causes line shutdown, can be sorted); or "Minor" (not identified as a safety hazard, no line shutdown situation, can be sorted). Upon notification or receipt of samples for a failure analysis, Cobalt must respond with corrective actions in accordance with the following "time is of the essence" periods: Critical failures -- within [***] business days; Major failures -- within [***] business days; and Minor failures -- within [***] business days.

     c Cobalt's corrective actions shall consist of a replacement without loss of specified features or performance of the affected Product. Cobalt shall provide parts for the upgrades, perform or have performed all associated labor, and pay for shipping of all replacement Products to Gateway or end user as the case may be.

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

                             Gateway Confidential

                                  ATTACHMENT E
                               Dispute Resolution


1 For the purposes of this Attachment E, each party shall designate in writing to the other the following individuals: Primary Representative, Senior Officer, and Chief Executive Officer or Chief Operating Officer. The Senior Officer designate shall not be an attorney. Each party may change such designated representatives by advance written notice to the other party. Except as otherwise provided in Paragraph 11 of this Attachment E, neither party shall commence any action at law or in equity against the other party arising out of the subject matter of this Agreement until the procedures set forth in this Attachment E have been completed.

2 The party raising any dispute shall notify the other party in writing of the dispute. Such notice shall describe the issues concerning such dispute and shall be referred to in this Paragraph 2 as a "Dispute Notice". The submitting party shall include with a Dispute Notice backup material reasonably sufficient to substantiate the dispute and the amount claimed thereunder.

3 The Primary Representatives of the parties, working with the Senior Officers as necessary, shall attempt to resolve the dispute. The parties must mutually agree to the resolution.

4 If the parties fail to resolve the dispute under Paragraph 3 within 30 days from submittal of the Dispute Notice, the dispute, including all supporting documentation and the positions taken by the parties during the steps contemplated by Paragraphs 2 and 3 above, shall be submitted for resolution to each party's respective Chief Executive Officer or Chief Operating Officer. The Chief Executive Officers or Chief Operating Officers shall attempt to resolve the dispute. The parties must mutually agree to the resolution.

5 If the parties fail to resolve the dispute under Paragraph 4 within 30 days from submittal of the dispute to the Chief Executive Officers or Chief Operating Officers, either party shall have the right to submit such dispute for final, binding resolution by the National Arbitration Forum under its rules and in accordance with this Attachment E.

6  The dispute shall be decided by one neutral arbitrator.

7 The scope of the question to be decided by the arbitrator shall be narrowly construed and shall be limited to the express issue presented. The arbitrator shall have no authority to award damages beyond the limitations set forth in this Agreement.

8 The party prevailing as to the entire claim shall have its costs and the other costs of arbitration, including the arbitrator's fees, if any, paid by the other party. If neither party prevails entirely, the arbitrator may apportion such costs in accordance with the disposition of the matter.

9 The decision of the arbitrator shall be final and binding upon the parties, except as to the propriety of the scope of the award and disposition; and provided that the decision of the arbitrator must not be against public policy, nor may it be arbitrary or capricious, as determined by whether it is fairly supported by the evidence presented (including the failure, if any, of either party to comply with the agreed-upon arbitration procedures), which shall mean that the decision of the arbitrator must be such that it cannot be said that no reasonable person could reasonably and logically have reached such result based upon the said evidence.

10 Should either party bring a Dispute in a forum other than NAF, the arbitrator may award the other party its reasonable costs and expenses, including attorneys' fees, incurred in staying or dismissing such other proceedings or in otherwise enforcing compliance with this Attachment E. This arbitration agreement is made pursuant to a transaction involving interstate commerce, and shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq.

11 This Attachment E shall not prevent or delay either party from instituting formal proceedings to (a) avoid the expiration of any applicable limitations period, (b) preserve a superior position with respect to other creditors, or (c) seek injunctive relief to prevent an irreparable harm, including but not limited to harm caused by a breach of confidentiality.

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